UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2025
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 15, 2021, Conduent Incorporated (the "Company"), Conduent Business Services, LLC (the “Lead Borrower” or “CBS”), Conduent State & Local Solutions, Inc. (“CSLS”), Affiliated Computer Services International B.V. (the “Dutch Borrower” and, together with the Lead Borrower and CSLS, the “Borrowers”) entered into a Credit Agreement with the other guarantors party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent (in such capacities, “the Administrative Agent”), and as a Swing Line Lender and an L/C Issuer and the lenders party thereto (as amended by Amendment No. 1 to Credit Agreement, dated as of May 9, 2023, and as amended by Amendment No. 2 to Credit Agreement, dated as of September 6, 2023, the “Existing Credit Agreement”).
On August 26, 2025, the Company (as the parent guarantor), the Borrowers, the other guarantors party thereto, the Administrative Agent and the lenders and letter of credit issuers party thereto, entered into an amendment to the Existing Credit Agreement (“Amendment No. 3” and the Existing Credit Agreement as amended by Amendment No. 3, the “Credit Agreement”) to amend the terms of the Existing Credit Agreement, to, among other things, (1) prepay in full the Term A Loans outstanding under the Existing Credit Agreement, (2) reduce the amount of the revolving credit facility to approximately $357 million, of which approximately $187 million will mature on August 26, 2028 and the remaining approximately $170 million will continue to mature on October 15, 2026 (as amended, the “Revolving Credit Facility”), (3) add a new performance letter of credit facility in the amount of approximately $93 million (the “Performance Letter of Credit Facility” and together with the Revolving Credit Facility, the “Credit Facilities”), which will mature on August 26, 2028 and (4) make certain other changes to the Existing Credit Agreement as set forth in Amendment No. 3.
The Borrowers may voluntarily repay outstanding loans under the Credit Facilities at any time without premium or penalty, other than customary breakage costs.
Borrowings under the Revolving Credit Facility bear interest, at the Company's option, at a rate per annum equal to an applicable margin over a base rate or a Secured Overnight Financing Rate ("SOFR"), depending on the type of loan. The applicable margin for the Revolving Credit Facility for SOFR loans range from 1.75% to 3.00% per annum, depending on certain leverage ratios and for base rate loans range from 0.75% to 2.00% per annum.
In addition to paying interest on outstanding principal under the Revolving Credit Facility, the Company is required to pay a commitment fee ranging from 0.30% to 0.55% per annum to the lenders in respect of unutilized commitments thereunder.
Issuances of letters of credit under the Performance Letter of Credit Facility bear interest at a rate per annum equal to an applicable margin. The applicable margin for the Performance Letter of Credit Facility range from 1.05% to 1.80% per annum, depending on certain leverage ratios.
In addition to paying fees on outstanding principal under the Performance Letter of Credit Facility, the Company is required to pay a commitment fee ranging from 0.30% to 0.55% per annum to the performance letter of credit issuers in respect of unutilized commitments thereunder.
All obligations under the Credit Agreement are unconditionally guaranteed by the Company, CBS and CSLS, and the existing and future direct and indirect wholly owned domestic restricted subsidiaries of CBS (subject to certain exceptions). All obligations under the Credit Agreement are secured, subject to certain exceptions, by a first-priority pledge of substantially all assets of CBS and the subsidiary guarantors, and all of the capital stock of CBS and each of CBS' wholly owned material restricted subsidiaries directly held by CBS and CSLS or a subsidiary guarantor.
The Credit Agreement contains certain customary affirmative and negative covenants, restrictions, prepayment terms and events of default. It requires the consolidated first lien net leverage ratio to not exceed 4.50 to 1.00 and a fixed charge coverage ratio of greater than or equal to 2.50 to 1.00. If an event of default occurs, the lenders under the Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by secured creditors under applicable law.
The foregoing description of Amendment No. 3 is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth with respect to Amendment No. 3 in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure
On August 27, 2025, the Company issued a press release announcing the completion of Amendment No. 3, a copy of which is furnished as Exhibit 99.1 hereto.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to the Credit Agreement, dated as of August 26, 2025, by and among Conduent Business Services, LLC, Conduent State & Local Solutions, Inc., Affiliated Computer Services International B.V., Conduent Incorporated, the other guarantors party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and the lenders party thereto.
99.1	Press Release, dated August 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: August 27, 2025

CONDUENT INCORPORATED

By:	/s/ MICHAEL FISHERMAN
Michael Fisherman
Assistant Secretary